Exhibit 99.1

Chimera Investment Corporation Announces September 30, 2012 Estimated GAAP Book Value of $3.31 per Share

NEW YORK--(BUSINESS WIRE)--December 13, 2012--Chimera Investment Corporation (NYSE: CIM) announced today that it has estimated that as of September 30, 2012, its GAAP book value was $3.31 per share and its economic book value was $2.95 per share, compared to its estimated June 30, 2012, GAAP book value of $3.08 per share and economic book value of $2.87 per share.

Estimated economic book value considers the fair values of only the assets the Company owns or is able to dispose of, pledge, or otherwise monetize, and specifically excludes assets consolidated for GAAP but which the Company cannot dispose of, pledge or otherwise monetize. The Company's estimate of economic book value has important limitations. Should the Company sell the assets in its portfolio, it may realize materially different proceeds from the sale than estimated as of the reporting date.

The Company had previously announced that it would delay the filing of its Form 10-K for the year ended December 31, 2011, and its Forms 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012. The Company announced that the Company’s previously filed Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008, and the Quarterly Reports on Form 10-Q beginning with the quarter ended September 30, 2008, and for all subsequent quarters through the quarter ended September 30, 2011, will be restated and can no longer be relied upon.

The restatement is not expected to affect the Company’s previously announced GAAP or economic book values, actual cash flows, dividends and taxable income for any previous period. The Company is currently unable to estimate the timing for filing its 2011 Form 10-K, and expects to file its Form 10-Q for the quarter ended March 31, 2012 within 60 days after it files its 2011 Form 10-K. Any subsequent unfiled Quarterly Reports will be filed as soon as practicable.

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures, material weaknesses in internal control over financial reporting and the filing of the Company’s untimely SEC reports, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of the Company’s restated consolidated financial statements and that the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), as supplemented by the reports the Company has filed since the 2010 10-K.

CONTACT:
Chimera Investment Corporation
Investor Relations
646-454-3759
www.chimerareit.com